Exhibit 99.1

LSC Communications, Inc. Announces Pricing of Secondary Common Stock Offering

CHICAGO, March 22, 2017 (BUSINESS WIRE) – LSC Communications, Inc. (NYSE: LKSD) (the “Company” or “LSC”) announced today the pricing of the offering of 6,242,802 shares of its common stock at a public offering price of $20.25 per share. The shares have been offered by R. R. Donnelley & Sons Company (“RRD”), a stockholder of the Company. The selling stockholder will receive all of the net proceeds from the sale of these shares.

In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 936,420 shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions. The Company intends to use the net proceeds from the sale of any additional shares for general corporate purposes.

The offering is expected to close on March 28, 2017, subject to customary closing conditions. Upon completion of the offering, RRD will retain no shares of the Company’s common stock.

Citigroup, BofA Merrill Lynch, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as the joint book-running managers and underwriters for the proposed offering.

A registration statement relating to the Company’s common stock has been filed with, and declared effective by, the Securities and Exchange Commission. The offering has been made only by means of a prospectus. Copies of the final prospectus relating to this offering, when available, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC, 28255-0001 Attention: Prospectus Department, email: dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-866-803-9204; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, NY, Attention: Equity Syndicate Department, or by telephone at 1-800-326-5897 or email a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About LSC Communications

LSC Communications (NYSE: LKSD) is a global leader in traditional and digital print, print-related services and office products that serves the needs of publishers, merchandisers and retailers. The Company’s service offering includes e-services, warehousing and fulfillment and supply chain management. LSC utilizes a broad portfolio of technology capabilities coupled with consultative attention to clients’ needs to increase speed to market, reduce costs, provide postal savings to clients and improve efficiencies. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of an international organization.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering, the expected closing date and the use of proceeds from the offering. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

Investor Relations Contact:

LSC Communications, Inc.

Janet Halpin, 773-272-9275

SVP Treasurer and Investor Relations

investor.relations@lsccom.com